UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018

LCI INDUSTRIES

(Exact name of registrant as specified in its charter)

Delaware	001-13646	13-3250533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East, Elkhart, Indiana		46514

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(574) 535-1125

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 16, 2018, LCI Industries (the "Company") and Scott T. Mereness agreed to Mr. Mereness’ resignation as the Company’s President, and from all other officer and director positions with the Company and its affiliated entities, effective at the close of business on November 16, 2018 (the “Termination Date”). Mr. Mereness’ employment also terminated on November 16, 2018.

On November 16, 2018, Mr. Mereness and Lippert Components, Inc., a wholly-owned subsidiary of the Company (“Lippert”), entered into a Separation and General Release Agreement (the “Separation Agreement”). In the Separation Agreement, Mr. Mereness provides a general release of claims in favor of the Company and related entities and persons. Mr. Mereness also reaffirms his ongoing obligations under the Executive Employment Agreement, dated as of February 26, 2015 between Mr. Mereness and Lippert (the “Employment Agreement”), including the restrictive covenants contained therein, as modified by the Separation Agreement to broaden the definition of “Competitor” in the Employment Agreement.

The Separation Agreement also provides that Mr. Mereness will receive the severance compensation and other benefits set forth in the Employment Agreement following Mr. Mereness’ termination of employment. The type and amount of severance compensation and benefits that Mr. Mereness is entitled to receive are substantially those provided by the Employment Agreement in the event of a termination without cause and include: (i) an amount equivalent to two times Mr. Mereness’ annual base salary (at the highest annualized rate in effect at any time within two years of the termination date), (ii) an amount equivalent to two times Mr. Mereness’ average bonus or incentive compensation paid during the prior three years (with the average capped at Mr. Mereness’ current base salary), (iii) an amount payable related to the Company’s 2018 management incentive plan, (iv) accelerated vesting of certain equity awards, (v) a lump sum amount equivalent to 12 months of COBRA premiums, and (vi) outplacement services for at least six months. In addition, in lieu of the 90 days’ prior written notice required under the Employment Agreement, the Company has agreed to pay to Mr. Mereness $151,680, which is approximately equal to his base salary for such period.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference and constitutes a part of this report.

Item 9.01	Financial Statements and Exhibits

Exhibit Index

10.1Separation and General Release Agreement, dated as of November 16, 2018, by and between Lippert Components, Inc. and Scott T. Mereness

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCI INDUSTRIES
(Registrant)

By: /s/ Brian M. Hall Brian M. Hall Chief Financial Officer

Dated: November 19, 2018

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